Exhibit 99.2

SABRE MANUFACTURING, LLC

UNAUDITED FINANCIAL STATEMENTS

For the three and six months ended June 30, 2013

SABRE MANUFACTURING, LLC

SABRE MANUFACTURING, LLC

UNAUDITED BALANCE SHEETS

	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash	$3,202,921	$2,329,145
Accounts receivable
Trade	153,084	1,058,758
Related party	334,675	909,975
Inventories	2,664,264	2,244,979
Prepaid expenses	24,000	—
Deposits	6,404	—

Total current assets	6,385,348	6,542,857
PROPERTY AND EQUIPMENT, NET	1,441,729	1,596,691

	7,827,077	8,139,548

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	54,292	45,091
Accounts payable
Trade	1,080,487	625,707
Related parties	580,000	586,761
Accrued expenses	144,142	267,940
Customer deposits	191,638	20,323
Deferred rent	6,000	12,000

Total current liabilities	2,056,559	1,557,822
LONG-TERM DEBT, LESS CURRENT PORTION	98,793	106,478
MEMBERS’ EQUITY	5,671,725	6,475,248

	$7,827,077	$8,139,548

See notes to financial statements.

SABRE MANUFACTURING, LLC

UNAUDITED STATEMENTS OF INCOME

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net sales	$5,791,824	$13,384,599	$11,274,473	$28,420,762
Cost of sales	4,481,545	11,248,724	8,938,009	24,555,031

Gross profit	1,310,279	2,135,875	2,336,464	3,865,731
General and administrative expenses	622,024	563,908	1,087,000	1,321,026

Operating income	688,255	1,571,967	1,249,464	2,544,705

Other income (expense)
Interest expense	(4,239)	(2,183)	(4,239)	(2,183)
Interest income	704	792	1,452	1,546
Miscellaneous	6,800	—	6,800	—

Total other income (expense)	3,265	(1,391)	4,013	(637)

Net income	$691,520	$1,570,576	$1,253,477	$2,544,068

See notes to financial statements.

SABRE MANUFACTURING, LLC

UNAUDITED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2013	2012
OPERATING ACTIVITIES
Net income	$1,253,477	$2,544,068
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	197,701	201,830
Changes in:
Accounts receivable	1,480,974	263,048
Inventories	(419,285)	38,578
Prepaid expenses	(24,000)	—
Deposits	(6,404)	—
Accounts payable and accrued expenses	324,221	(702,435)
Customer deposits	171,315	(756,100)
Deferred rent	(6,000)	—

Net cash provided by operating activities	2,971,999	1,588,989

INVESTING ACTIVITIES
Purchase of property and equipment	(10,670)	(56,102)

FINANCING ACTIVITIES
Payments on long-term debt	(7,495)	(5,524)
Payments on capital lease obligations	(23,058)	(10,435)
Member draws	(2,057,000)	—

Net used in financing activities	(2,087,553)	(15,959)

NET CHANGE IN CASH	873,776	1,516,928
CASH, Beginning	2,329,145	472,098

CASH, Ending	$3,202,921	$1,989,026

See notes to financial statements.

SABRE MANUFACTURING, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of June 30, 2013 and December 31, 2012 and the three and six months ended June 30, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our financial position, results of operations and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2012.

Company Operations

Sabre Manufacturing, LLC (the “Company”) manufactures and sells above ground steel storage tanks utilized for solid and liquid containment by businesses located throughout the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Customer

During the three and six months ended June 30, 2013 and 2012, the Company sold a substantial portion of its product to one customer. Sales to this customer totaled approximately 86% and 74% of total sales for the three months ended June 30, 2013 and 2012 and 87% and 72% of total sales for the six months ended June 30, 2013 and 2012, respectively. At June 30, 2013 and December 31, 2012, the amount due from this customer amounted to 69% and 46% of accounts receivable.

Subsequent Events

The Company has performed a review of events subsequent to the balance sheet date through October 3, 2013, the date the financial statements were available to be issued, and has determined that there are no material events that have occurred during this period, except as disclosed in Note 9.

SABRE MANUFACTURING, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of June 30, 2013 and December 31, 2012 and the three and six months ended June 30, 2013 and 2012

NOTE 2 – RELATED PARTY TRANSACTIONS

Accounts Receivable

At June 30, 2013 and December 31, 2012, the Company was owed $334,675 and $909,975, respectively, from a related party through common ownership. The amount is expected to be repaid under normal business terms.

Accounts Payable

At June 30, 2013 and December 31, 2012, the Company owed $580,000 and $586,761, respectively, to related parties through common ownership. The amounts are expected to be repaid under normal business terms.

Sales

The Company had sales to a related party through common ownership in the amount of $5,025,675 and $11,088,666 for the three months ended June 30, 2013 and 2012 and $9,762,235 and $20,332,298 for the six months ended June 30, 2013 and 2012, respectively.

Rent

The Company leases its building from related parties through common ownership under separate lease agreements. The first lease requires monthly payments of $12,000 and expires in December 2016. The second lease requires monthly payments of $12,000 with escalating payments each year and expires in December 2013. Rent expense under the leases totaled $72,000 and $69,000 for the three months ended June 30, 2013 and 2012, and $138,000 and $144,000 for the six months ended June 30, 2013 and 2012, respectively.

NOTE 3 – INVENTORIES

Inventories consist of the following:

	June 30,	December 31,
	2013	2012
Raw materials	$1,319,326	$872,620
Work in progress	758,100	807,457
Finished goods	586,838	564,902

	$2,664,264	$2,244,979

SABRE MANUFACTURING, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of June 30, 2013 and December 31, 2012 and the three and six months ended June 30, 2013 and 2012

NOTE 4 – LONG-TERM DEBT

The Company had the following long-term debt outstanding:

	June 30,	December 31,
	2013	2012
Capital lease obligations. See Note 5.	$132,294	123,283
Note payable to a bank in monthly payments of $1,498, including interest of 11.85%, and matures in September 2014. The note is secured by the financed piece of equipment.	20,791	28,286

	153,085	151,569
Less: portion due within one year	54,292	45,091

	$98,793	$106,478

NOTE 5 – CAPITAL LEASE OBLIGATIONS

The Company leases various machinery and equipment under capital lease obligations, which amounted to $132,294 and $123,283 at June 30, 2013 and December 31, 2012, respectively . The first lease requires monthly payments of $2,841, includes interest at a rate of 4.05% and matures November 2016. The second lease requires annual payments of $8,369, includes interest at a rate of 3.00% and matures March 2016. The assets and liabilities under capital leases initially are recorded at the lower of the present value of the minimum payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives.

The following is a summary of the property held under capital lease:

	June 30,	December 31,
	2013	2012
Cost	$157,768	$157,768
Less: accumulated depreciation	27,278	12,570

	$130,490	$145,198

SABRE MANUFACTURING, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of June 30, 2013 and December 31, 2012 and the three and six months ended June 30, 2013 and 2012

NOTE 5 – CAPITAL LEASE OBLIGATIONS (Continued)

Depreciation expense on assets under capital leases totaled $7,888 three months ended June 30, 2013. There was no depreciation expense for the three months ended June 30, 2012. Depreciation expense totaled $14,708 for the six months ended June 30, 2013. There was no depreciation expense for the six months ended June 30, 2012.

NOTE 6 – 401(k) RETIREMENT PLAN

The Company has a 401(k) defined contribution plan covering substantially all employees. Eligible employees may contribute up to the federal limit of their annual compensation into the plan. The Company contributed to the 401(k) plan $8,408 and $10,724 for the three months ended June 30, 2013 and 2012, and $17,575 and $21,432 for the six months ended June 30, 2013 and 2012, respectively. The Company has funded or accrued all calculated contributions as of the balance sheet date.

NOTE 7 – LITIGATION

During 2011, an individual filed suit against the Company and six other defendants claiming personal injury resulting from a product liability matter. The plaintiff seeks unspecified general and compensatory damages from the defendants. The Company is vigorously defending this action. At this time it is not possible to estimate the Company’s liability, if any, in this matter. Moreover, the Company believes any allocated liability would be covered by its liability insurance policy.

NOTE 8 – NON-CASH INVESTING AND FINANCING

Supplemental disclosures of non-cash investing and financing activities for the six months ended June 30, 2013 is as follows:

During the six months ended June 30, 2013, the Company financed $32,069 of equipment through capital lease obligations. Refer to Note 5 for additional information.

NOTE 9 – SUBSEQUENT EVENT

Subsequent to the year ended December 31, 2012, the Company was acquired by Manitex International, Inc. through an asset purchase agreement effective August 2013.